UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2013

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre- commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On April 9, 2013, the Board of Directors of FluoroPharma Medical, Inc., a Nevada Corporation (the “Company”) approved entering into an amendment to the employment of its Chief Executive Officer, Johan M. (Thijs) Spoor, with Mr. Spoor, which was originally entered into on July 30, 2012.

The original employment agreement provided that, if the Company failed to complete a financing whereby the Company would receive net cash proceeds of at least $2,000,000 by May 31, 2013, the Company would have cause for termination of Mr. Spoor’s employment pursuant to the employment agreement.  Pursuant to the amendment entered into with Mr. Spoor, the Company has agreed to extend this deadline until May 31, 2014.

The above is a summary of the amendment and is qualified in its entirety by the provision of the amendment which is included as Exhibit 10.1 to this Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2013, Dr. Joseph A. Pierro was appointed to the Board of Directors of the Company.

Since July 2012 Dr. Pierro has been the Chief Medical Officer at Biomedical Systems, a provider of diagnostic services for clinical trials, where he is responsible for leadings its Scientific Affairs groups which provide medical and regulatory guidance with respect to clinical studies.  From April of 2009 until May of 2012, Dr. Pierro served as Vice President, Head of Medical Science at Covidien, a healthcare products company, and from July of 2005 until April of 2009 Dr. Pierro served as the Vice President, Clinical Affairs at Covidien where Dr. Pierro was responsible for providing strategic medical direction and operation regulatory and clinical support for new product development.  From April 2001 until July 2005, Dr. Pierro served in various medical and clinical roles at General Electric Health Care.  Dr. Pierro earned his M.D. at the State University of New York at Buffalo School of Medicine and his undergraduate degree from Canisius College.

Dr. Pierro’s medical background, as well as his clinical, regulatory and business experience led to the conclusion that Dr. Pierro should serve as a director of the Company, in light of the Company’s business and structure.

Dr. Pierro has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, Dr. Pierro has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

There is no arrangement or understanding between Dr. Pierro and any other persons pursuant to which Dr. Pierro was selected as a director. Also, there is no family relationship between Dr. Pierro and any directors or executive officers of the Company.

Item 8.01    Other Events.

On April 15, 2013, the Company announced that it has appointed Dr. Joseph A. Pierro to its Board of Directors. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit                                Description

10.1	Amendment to Employment Agreement between FluoroPharma Medical, Inc. and John M. (Thijs) Spoor dated as of April 9, 2013

99.1	Press Release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013

FluoroPharma Medical, Inc.
/s/ Johan M. (Thijs) Spoor
By: Johan M. (Thijs) Spoor Title: President and Chief Executive Officer